Exhibit 24.1

POWER OF ATTORNEY
Each of the undersigned does hereby appoint JENNIFER ZACHARY as his/her true and lawful attorney to execute on behalf of the undersigned (whether on behalf of the Company, or as an officer or director thereof, or by attesting the seal of the Company, or otherwise) the Annual Report on Form 10-K of Merck & Co., Inc. for the fiscal year ended December 31, 2022 under the Securities Exchange Act of 1934, including amendments thereto and all exhibits and other documents in connection therewith.
IN WITNESS WHEREOF, this instrument has been duly executed as of the 24th day of February 2023.
MERCK & CO., Inc.

/s/ Robert M. Davis	Chairman, Chief Executive Officer and President
Robert M. Davis	(Principal Executive Officer; Director)

/s/ Caroline Litchfield	Executive Vice President and Chief Financial Officer
Caroline Litchfield	(Principal Financial Officer)

/s/ Rita A. Karachun	Senior Vice President Finance—Global Controller
Rita A. Karachun	(Principal Accounting Officer)
DIRECTORS

/s/ Douglas M. Baker, Jr.	/s/ Paul B. Rothman
Douglas M. Baker, Jr.	Paul B. Rothman

/s/ Mary Ellen Coe	/s/ Patricia F. Russo
Mary Ellen Coe	Patricia F. Russo

/s/ Pamela J. Craig	/s/ Christine E. Seidman
Pamela J. Craig	Christine E. Seidman

/s/ Thomas H. Glocer	/s/ Inge G. Thulin
Thomas H. Glocer	Inge G. Thulin

/s/ Risa J. Lavizzo-Mourey	/s/ Kathy J. Warden
Risa J. Lavizzo-Mourey	Kathy J. Warden

/s/ Stephen L. Mayo	/s/ Peter C. Wendell
Stephen L. Mayo	Peter C. Wendell